UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

TRIARC COMPANIES, INC.
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(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 Perimeter Center West Atlanta, Georgia		30338
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(678) 514-4100

(Former Name or Former Address, if Changed Since Last Report):		N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.   Material Impairments (with respect to equity investment in Deerfield Capital Corp.)

    In December 2007, Triarc Companies, Inc. (“Triarc” or the “Company”) completed the sale of its majority interest in Deerfield & Company LLC (“Deerfield”), an asset management firm, to Deerfield Capital Corp. (“DFR”). In connection with that sale, Triarc received 9,629,368 shares of DFR convertible preferred stock convertible into shares of DFR common stock on a share-for-share basis, 205,642 shares of DFR common stock previously owned by Deerfield and approximately $48 million principal amount of senior secured notes of Deerfield.  On March 11, 2008, DFR stockholders approved the one-for-one conversion of the convertible preferred stock into DFR common stock.

    Since DFR’s February 29, 2008 earnings update, the market price for DFR’s common stock has declined from a closing price of $6.63 per share on February 28, 2008 to $1.50 per share on March 11, 2008.

    We have concluded that the decline in the value of DFR’s common stock has caused the fair value and carrying value of Triarc’s investment in the 9,835,010 shares of DFR common stock we now hold to be materially impaired and that this impairment constitutes what is known as an “Other-Than-Temporary” impairment under accounting principles generally accepted in the United States of America (“GAAP”).  As a result, although a final determination of the actual amounts of the “Other-Than-Temporary” impairment charges (which will not be tax deductible) to be recorded in our financial results for the fiscal quarter ending March 30, 2008 cannot yet be made, we currently anticipate recording a non-cash charge to earnings of between $60.0 million and $70.0 million in the first quarter of 2008 to reflect the decline in value of the DFR shares. This charge includes $11.1 million of pre-tax unrealized holding losses included in “Accumulated Other Comprehensive Loss”, a component of stockholder’s equity, that we recorded at the end of the fourth quarter of 2007.  Accordingly, the net impact to stockholder’s equity of the first quarter 2008 charge described above would be $7.0 million less, net of the related tax benefit, than the charge to earnings.  In the fourth quarter of 2007, we recorded a gain of $40.2 million in connection with the sale of our interest in Deerfield to DFR.  On March 12, 2008, we announced that our Board of Directors has approved the distribution of our 9,835,010 shares of DFR common stock to our shareholders as soon as practicable, subject to, among other things, compliance with applicable securities laws, including the effectiveness of the registration statement previously filed by DFR with the Securities Exchange Commission that allows for the resale of the DFR shares by our shareholders. Following the expected distribution of the DFR shares, Triarc will have no financial interest in DFR other than the approximately $48 million principal amount of Deerfield senior secured notes that it will continue to hold following the distribution of the DFR shares.

    The “Other-Than-Temporary” impairment charges described in this report will not result in any future cash expenditures.

    A copy of a related press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

    This Current Report on Form 8-K should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007, including footnote 32 to the Company’s consolidated financial statements included therein.

Item 9.01.   Financial Statements and Exhibits

(d)             Exhibits

99.1     Press release of Triarc Companies, Inc. dated March 12, 2008.

Cautionary Note Regarding Forward-Looking Statements

This current report on form 8-K contains statements that relate to the future financial results of Triarc and future events affecting such results, including statements with respect to the beliefs, plans, objectives, expectations, anticipations and estimates of management.  These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual facts, determinations, results or achievements may differ materially from those expressed in or contemplated by the forward-looking statements provided in this report since such statements involve significant known and unknown risks and uncertainties.  Factors that might cause such differences include, but are not limited to: changes in prevailing economic, market and business conditions affecting DFR; changes in the interest rate environment; changes in debt, equity and securities markets; changes in the liquidity of markets in which DFR participates and other factors described in Triarc’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007.  In addition, the statements contained in this report are based on facts and circumstances as understood by management of the company on the date of this report, which may change in the future.  Triarc disclaims any obligation to update any statements or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events, developments, determinations or understandings, except to the extent required by federal securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIARC COMPANIES, INC.
By: /s/ STEPHEN E. HARE
Stephen E. Hare
Senior Vice President and
Dated: March 12, 2008	Chief Financial Officer

EXHIBIT INDEX

Exhibit                  Description

99.1	Press release of Triarc Companies, Inc. dated March 12, 2008.